Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Vision Marine Technologies Inc. (the “Company”) filed on the date hereof and to the incorporation by reference of our report dated December 1, 2021 with respect to the consolidated financial statements of the Company as of and for the year ended August 31, 2021, included in its Annual Report on Form 20-F filed with the Securities and Exchange Commission on December 30, 2021.

/s/ Ernst & Young LLP

Montreal, Canada
October 14, 2022

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